SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported:  August 21, 2006

                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                      000-21953            87-0429198
 (State or other jurisdiction of       (Commission          (IRS Employer
 incorporation or organization)        File Number)         Identification No.)


                        5300 North Braeswood, Suite 4-393
                              Houston, Texas  77096
                              ---------------------
          (Address of principal executive offices, including zip code)

                                  (713)728-8687
                                  -------------
              (Registrant's telephone number, including area code)

                         2600 South Loop West, Suite 645
                              Houston, Texas 77054
                              --------------------
                  Former Address of principal executive offices

ITEM 8.01 OTHER  EVENTS

     On August 21, 2006, we discovered that our stock symbol had been changed from ELSF.PK to PCUN.PK, and that we had purportedly made a 1 for 1000 reverse stock split. After an initial investigation into this matter, we discovered that a person unknown to us signing under what we believe to be a fictitious name filed false documents with the Nevada Secretary of State purporting to change the name of the company to "PCU, Inc.", change the name and address of our officers and directors, increase the number of shares of authorized common stock, and effect a reverse stock split. None of these changes have ever been legally authorized, approved or ratified by the board of directors or shareholders of Environmental Safeguards. We also discovered that the unknown person subsequently filed these documents with the Nasdaq Stock Market to accomplish an unauthorized change in our stock symbol. We have reported this matter to representatives of the Nasdaq Stock Market, Pink Sheets, LLC, the Securities and Exchange Commission, the Nevada Secretary of State, and the
Office  of  the  Nevada  Attorney  General.

     A  copy  of  the press release related to this filing is attached hereto as
Exhibit  99.1.


ITEM 9.01 FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (d)  Exhibits.

          99.1     Press Release dated August 23, 2006


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENVIRONMENTAL SAFEGUARDS, INC.


                                        /s/ James S. Percell
                                        ----------------------------------------
Date:  August 23, 2006                  By:  James S. Percell, President